Exhibit 3.8

IN THE DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS

STATE OF HAWAII

In the Matter of the Formation of Aqua Hotels & Resorts, LLC	) ) ) ) ) )

ARTICLES OF ORGANIZATION

OF

Aqua Hotels & Resorts, LLC

VERNON Y. T. WOO 910-0

55 Merchant Street, Suite 1900

Honolulu, Hawaii 96813

Tel. No. 529-8822

Attorney for Aqua Hotels & Resorts, LLC

ARTICLES OF ORGANIZATION

OF

Aqua Hotels & Resorts, LLC

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned, desiring to be formed as a limited liability company in accordance with the laws of the State of Hawaii and to obtain the rights benefits conferred by those laws upon limited liability companies, do hereby execute the following Articles of Organization under Section 203 of Hawaii’s Uniform Limited Liability Company Act, Hawaii Revised Statutes Chapter 428 (the “Act”).

I.

The name of the limited liability company shall be Aqua Hotels & Resorts, LLC (the “Company”).

II.

The street address of the Company’s initial designated office is: 1700 Ala Moana Blvd., Honolulu, Hawaii, 96815. Consistent with Section 428-108 of the Act, the Members may, from time to time, change the designated office through filing the appropriate statement with the Office of the Director of the Department of Commerce and Consumer Affairs of the State of Hawaii.

III.

DESIGNATED AGENT FOR SERVICE OF PROCESS

The name and street address of the initial agent for service of process on the Company is: Michael V. Paulin, 1700 Ala Moana Blvd., Honolulu, Hawaii, 96815. Consistent with Section 428-108 of the Act, the Members may, from time to time, change the designated agent for service of process through filing the appropriate statement with the Office of the Director of the Department of Commerce and Consumer Affairs of the State of Hawaii.

IV.

ORGANIZER OF THE COMPANY

The following person shall act as the Organizer of the Company.

Name	Address

Vernon Y.T. Woo	55 Merchant Street, Suite 1900
Honolulu, Hawaii 96813

V.

PERIOD OF DURATION: SPECIFIED TERM

The duration of the Company shall be “for a specified term,” within the meaning of Section 428-203(a)(5) of the Act. The Company shall be dissolved and its affairs wound up in accordance with the Act and the Company’s Operating Agreement on December 31, 2051, unless the Members extend the term of the Company by amending its Operating Agreement and these Articles of Organization, or unless the Company shall be sooner dissolved and its affairs wound up in accordance with the Act or its Operating Agreement.

VI.

MANAGEMENT: MEMBER-MANAGED

The Company shall be “member-managed” within the meaning of Section 428-404 of the Act, as further provided in the Company’s Operating Agreement. The following person is the member manager of the Company.

Name	Resident Address

Michael Paulin	1700 Ala Moana Blvd
Honolulu, Hawaii 96815

Michael Paulin shall act as the Member Manager of the Company, until such time as he is replaced as provided in the Company’s Operating Agreement.

VII.

PURPOSES AND POWERS

The Company is organized for purposes of owning and managing hotels, condominiums and resorts and engaging in such additional activities as the Members may approve, and the Company may engage in any and all activities and exercise any and all rights, powers, and privileges that are related or incidental to the purposes set forth above.

VIII.

COMPANY LIABILITIES

Pursuant to Section 428-303(c) of the Act, no Member of the Company, solely by being a Member, shall be liable in such capacity for any of the debts, obligations or liabilities of the Company.

IX.

CONVEYANCE OF REALTY

No instrument transferring or affecting the Company’s real property shall be effective unless executed by all Members of the Company.

ATTACHMENT TO ARTICLES OF AMENDMENT

OF

AQUA HOTELS & RESORTS, LLC

Article VI is amended to read as follows:

The company is manager-managed and the name and address of its manager is:

Aqua Hospitality LLC, a Delaware limited liability company

c/o Aqua Hospitality Holdings LLC

1860 Ala Moana Boulevard

Honolulu, Hawaii 96815

The total number of members is 1.